Exhibit 10.1

FIRST AMENDMENT TO THE

EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Amendment”) is entered into on February 27, 2013 (the “Amendment Effective Date”), by and between DDR Corp., an Ohio corporation (“DDR” or the “Company”), and Christa A. Vesy (“Executive”).

Executive has been and is now employed by and serving DDR as its Executive Vice President & Chief Accounting Officer. Executive and DDR are currently parties to an Employment Agreement, dated February 29, 2012 (the “Current Agreement”), that reflects the terms pursuant to which Executive has been serving DDR. The Board of Directors of DDR (the “Board”), on behalf of the Company, and Executive desire to enter into this Amendment to amend the Current Agreement to reflect the terms pursuant to which Executive will continue to be employed by and serve DDR (the Current Agreement as so amended, the “Amended Agreement”). Certain capitalized terms used in this Amendment without definition have the meanings ascribed to them in the Current Agreement.

DDR and Executive agree, effective as of the Amendment Effective Date, as follows:

1. Amendment and Restatement of Section 1 of the Current Agreement. Section 1 of the Current Agreement is hereby amended and restated in its entirety as follows:

“1. Employment, Term. DDR engages and employs Executive to render services in the administration and operation of its affairs as its Executive Vice President & Chief Accounting Officer, reporting directly to DDR’s Chief Executive Officer (the “CEO”), DDR’s Chief Financial Officer (“CFO”) or DDR’s Senior Executive Vice President of Leasing and Development, as applicable, all in accordance with the terms and conditions of this Agreement, for a term extending from the Effective Date through February 28, 2014. The period of time from the Effective Date until February 28, 2014 is sometimes referred to herein as the “Contract Period.” ”

2. Amendment and Restatement of Section 3.1 of the Current Agreement. Section 3.1 of the Current Agreement is hereby amended and restated in its entirety as follows:

“3.1 Base Salary. From and after the Effective Date and through February 28, 2013 while Executive is employed by DDR, DDR will pay Executive base salary (the “Base Salary”), in equal monthly or more frequent installments, at the rate of not less than Two Hundred Fifty-Five Thousand Dollars ($255,000) per year. From and after March 1, 2013 and through the Contract Period while Executive is employed by DDR, DDR will pay Executive Base Salary, in equal monthly or more frequent installments, at the rate of not less than Two Hundred Eighty Thousand Dollars ($280,000) per year, subject to such increases as approved by DDR.”

3. Amendments to Sections 3.2 and 3.3 and Exhibit A of the Current Agreement. For purposes of the Amended Agreement, all references in Sections 3.2 and 3.3 of the Current Agreement to “2012” are hereby amended and replaced in their entirety with “2013”, and all references in Sections 3.2 and 3.3 of the Current Agreement to “2013” are hereby amended and replaced in their entirety with “2014”. In addition, for purposes of the Amended Agreement, Exhibit A of the Current Agreement is hereby amended and replaced in its entirety with Exhibit A attached to this Amendment.

4. Amendment and Restatement of Second Sentence in Section 7.2(c), Section 7.3(c) and Section 7.4(c) of the Current Agreement. The second sentence in each of Sections 7.2(c) and 7.4(c) of the Current Agreement is hereby amended and restated in its entirety as follows: “Except as otherwise provided in Section 13.2, DDR will pay this amount to Executive during the Seventh Month after the Termination Date (as defined in Section 13.1 below).” The second sentence in Section 7.3(c) of the Current Agreement is hereby amended and restated in its entirety as follows: “Except as otherwise provided in Section 13.2, DDR will pay this amount to Executive’s personal representative as soon as practicable following Executive’s death.”

5. Counterparts. This Amendment may be executed in separate counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

6. Entire Agreement. The Amended Agreement, consisting of the Current Agreement as amended as of the Amendment Effective Date by the Amendment, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

7. Continuing Effectiveness. Except as otherwise provided herein, the Current Agreement shall continue in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, DDR and Executive have executed this Amendment as of the date first written above.

DDR CORP.

By:	/s/ Daniel B. Hurwitz
Daniel B. Hurwitz, Chief Executive Officer

/s/ Christa A. Vesy
Christa A. Vesy

EXHIBIT A

ANNUAL CASH BONUS OPPORTUNITY

AS A PERCENTAGE OF YEAR-END BASE SALARY

Threshold	Target	Maximum

20%	40%	80%

PERFORMANCE METRICS AND RELATIVE WEIGHTING

FOR 2013 ANNUAL CASH BONUS OPPORTUNITY

Performance Metrics	Relative Weighting

Same Store EBITDA Growth	50%
Relative Total Shareholder Return	15%
Strategic Objectives and CEO Assessment	35%

ANNUAL EQUITY BONUS OPPORTUNITY

AS A PERCENTAGE OF YEAR-END BASE SALARY PLUS AMOUNTS EARNED UNDER

THE ANNUAL CASH BONUS

Threshold	Target	Maximum

12.5%	25%	50%